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SCHEDULE 14(A) INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Saba Software, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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2400 Bridge Parkway
Redwood Shores, California 94065-1166

October 8, 2001

To our Stockholders:

    You are cordially invited to attend the annual meeting of stockholders of Saba Software, Inc. ("Saba"). The annual meeting will be held on Thursday, November 8, 2001, at 9:00 a.m., Pacific Time, at our corporate headquarters located at 2400 Bridge Parkway, Redwood Shores, California 94065-1166.

    The actions expected to be taken at the annual meeting are described in detail in the attached proxy statement and notice of annual meeting of stockholders.

    Included with the proxy statement is a copy of our annual report on Form 10-K for the fiscal year ended May 31, 2001. We encourage you to read our Form 10-K. It includes information on our operations, markets, products and services, as well as our audited financial statements.

    Please use this opportunity to take part in the affairs of Saba by voting on the business to come before this meeting. Whether or not you plan to attend the meeting, please complete, sign, date and return the accompanying proxy in the enclosed postage-paid envelope. Returning the proxy does NOT deprive you of your right to attend the meeting and to vote your shares in person for the matters acted upon at the meeting.

    We look forward to seeing you at the annual meeting.

                      Sincerely,

                      Bobby Yazdani
                      Chairman of the Board and
                      Chief Executive Officer

SABA SOFTWARE, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held November 8, 2001

TO OUR STOCKHOLDERS:

    NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of Saba Software, Inc., a Delaware corporation, will be held at our corporate headquarters located at 2400 Bridge Parkway, Redwood Shores, California 94065-1166, on Thursday, November 8, 2001, at 9:00 a.m., Pacific Time, for the following purposes:

      1. ELECTION OF DIRECTORS. To elect two Class I Directors to serve until the 2004 annual meeting of stockholders or until their respective successors have been elected or appointed.

      2. RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS. To ratify the appointment by the Board of Directors of Ernst & Young LLP as our independent auditors for the fiscal year ending May 31, 2002.

      3. OTHER BUSINESS. To transact such other business as may properly come before the annual meeting and any adjournment or postponement thereof.

    The foregoing items of business are more fully described in the proxy statement, which is attached and made a part hereof.

    The Board of Directors has fixed the close of business on September 14, 2001 as the record date for determining the stockholders entitled to notice of and to vote at the annual meeting and any adjournment or postponement thereof. Only stockholders of record at the close of business on that date will be entitled to notice of, and to vote at, the annual meeting.

                      By Order of the Board of Directors,

                      Peter E. Williams III
                       Secretary

Redwood Shores, California
October 8, 2001

    WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE URGED TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PREPAID ENVELOPE PROVIDED TO ENSURE YOUR REPRESENTATION AND THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING. IF YOU SEND IN YOUR PROXY CARD AND THEN DECIDE TO ATTEND THE ANNUAL MEETING TO VOTE YOUR SHARES IN PERSON, YOU MAY STILL DO SO. YOUR PROXY IS REVOCABLE IN ACCORDANCE WITH THE PROCEDURES SET FORTH IN THE PROXY STATEMENT.

SABA SOFTWARE, INC.
2400 Bridge Parkway
Redwood Shores, California 94065-1166

PROXY STATEMENT
November 8, 2001
Annual Meeting of Stockholders

General Information

    This proxy statement is furnished to stockholders of Saba Software, Inc., a Delaware corporation, in connection with the solicitation by our Board of Directors of proxies in the accompanying form for use in voting at our annual meeting of stockholders to be held on Thursday, November 8, 2001, at 9:00 a.m., Pacific Time, at our corporate headquarters located at 2400 Bridge Parkway, Redwood Shores, California 94065-1166, and any adjournment or postponement thereof. The shares represented by the proxies received, properly marked, dated, executed and not revoked will be voted at the annual meeting for the purposes set forth in the accompanying notice of annual meeting of stockholders.

Revocability of Proxies

    Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is exercised by delivering to us (to the attention of Peter E. Williams III, our Secretary) a written notice of revocation or a duly executed proxy bearing a later date, or by attending the annual meeting and voting in person.

Solicitation and Voting Procedures

    The proxy statement and the enclosed proxy card are being mailed to the stockholders on or about October 8, 2001. This proxy statement and the accompanying proxy card are for use by our stockholders.

    The close of business on September 14, 2001 has been fixed as the record date for determining the holders of shares of our common stock entitled to notice of and to vote at the annual meeting. As of the close of business on the record date, we had 47,197,108 shares of common stock outstanding and entitled to vote at the annual meeting. The presence at the annual meeting of a majority, or 23,598,555, of these shares of our common stock, either in person or by proxy, will constitute a quorum for the transaction of business at the annual meeting. Each outstanding share of common stock on the record date is entitled to one vote on all matters.

    All expenses in connection with the solicitation of proxies will be borne by us. These costs will include the expense of preparing and mailing proxy materials for the annual meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation material regarding the annual meeting to beneficial owners of our common stock. We may conduct further solicitation personally, by telephone or by facsimile through our officers, directors and employees, none of who will receive additional compensation for assisting with the solicitation.

    An automated system administered by ADP-Investor Communication Services and Mellon Investor Services will tabulate votes cast by proxy at the annual meeting, and one of our officers, duly appointed by the Board of Directors, will tabulate votes cast in person at the annual meeting.

    Abstentions and broker non-votes (i.e., votes not cast by a broker or other record holder in "street" or nominee name solely because such record holder does not have discretionary authority to vote on the matter) will be counted toward the presence of a quorum. The directors (Proposal 1) will be elected by a plurality of all the votes represented in person or by proxy at the annual meeting. Accordingly, abstentions as to the election of directors will not affect the election of the candidates receiving the plurality of votes. The affirmative vote of a majority of all the votes cast at the annual meeting is necessary for ratification of the appointment by the Board of Directors of independent auditors (Proposal 2). Abstentions as to this proposal will not be counted as votes cast and will have no effect on the result of the vote on this proposal.

    The shares represented by properly executed proxy cards will be voted at the annual meeting as indicated or, if no instructions are given, in favor of Proposals 1 and 2. We do not presently know of any other business that may come before the annual meeting.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

    The number of directors on the Board of Directors is currently fixed at seven. Our Certificate of Incorporation divides our Board of Directors into three classes designated Class I, Class II and Class III. The members of each class of directors shall serve staggered three-year terms. The Board of Directors is composed of two Class I Directors (Robert Cohn and Joe Kiani), two Class II Directors (Terry Carlitz and Joseph Costello) and three Class III Directors (Douglas Allred, Michael Moritz and Bobby Yazdani), whose terms will expire upon the election and qualification of directors at the annual meeting of stockholders to be held in 2001, 2002 and 2003, respectively. At each annual meeting of stockholders, directors will be elected for a full term of three years to succeed those directors whose terms are expiring. Directors will be elected by a plurality of votes cast.

    At the annual meeting, the stockholders will elect two Class I Directors, each to serve a three year term until the election and qualification of a successor at the 2004 annual meeting of stockholders or until a successor is otherwise duly elected or appointed and qualified or until the director's earlier resignation or removal. The Board of Directors has nominated Robert Cohn and Joe Kiani for election as Class I Directors. The Board has no reason to believe that either of the nominees will be unable or unwilling to serve as a nominee or as a director, if elected.

    Certain information about Robert Cohn and Joe Kiani, the Class I Director nominees, is furnished below.

    Robert Cohn has been a director of Saba since December 1998. From September 1997 until May 1999, Mr. Cohn served as Executive Vice President of Lucent Technologies. From June 1982 until September 1997, Mr. Cohn served as founder, Chief Executive Officer and Chairman of the Board of Octel Communications, a provider of voice messaging systems. Mr. Cohn presently serves as a director of Ashford.com, a luxury retailer of name brand watches. Mr. Cohn holds a B.S. from the University of Florida and an M.B.A. from Stanford University.

    Joe Kiani has been a director of Saba since July 1997. Mr. Kiani has served as founder, Chairman of the Board, President and Chief Executive Officer of Masimo, a provider of signal processing and sensor technology to the medical device industry, since May 1989. Mr. Kiani holds a B.S. and M.S. from San Diego State University.

Required Vote

    The affirmative vote of a plurality of all the votes represented in person or by proxy at the annual meeting is required to approve the foregoing proposal.

THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES
NAMED ABOVE.

Meetings and Committees of the Board of Directors

    During the fiscal year ended May 31, 2001, the Board of Directors met seven times. No director attended fewer than 75% of all the meetings of the Board of Directors and its committees on which he or she served after becoming a member of the Board of Directors. The Board of Directors has two committees: the Audit Committee and the Compensation Committee. The Board of Directors does not have a nominating committee or a committee performing the functions of a nominating committee. Although there are no formal procedures for stockholders to recommend nominations, the Board of Directors will consider stockholder recommendations. Such recommendations should be addressed to Peter E. Williams III, our Secretary, at our principal executive offices.

    The Audit Committee, which held three meetings in the fiscal year ended May 31, 2001, consists of Joseph Costello, Joe Kiani and Michael Moritz. The Audit Committee reviews, acts on and reports to our Board of Directors with respect to various auditing and accounting matters. The Audit Committee reviews and monitors the corporate financial reporting and the internal and external audits of Saba, including, among other things, our internal control functions, the results and scope of the annual audit and other services provided by our independent auditors and our compliance with legal matters that have significant impact on our financial reports. In addition, the Audit Committee is responsible for considering and recommending the appointment of, and reviewing the fee arrangement with, our independent auditors. See "Report of the Audit Committee of the Board of Directors." Our Board adopted and approved a charter for the Audit Committee on October 21, 1999 and amended the charter on January 28, 2000, a copy of which is attached hereto as Appendix A. The Board has determined that all members of the Audit Committee are "independent" as that term is defined in Rule 4200 of the listing standards of the National Association of Securities Dealers.

    The Compensation Committee held one meeting in the fiscal year ended May 31, 2001. Robert Cohn and Joseph Costello have served on the Compensation Committee since formation and Douglas Allred was appointed to serve on the Compensation Committee effective June 28, 2001. The Compensation Committee establishes salaries, incentives and other forms of compensation for executive officers and other key employees. This committee also administers our incentive compensation and benefit plans.

Compensation of Directors

    We do not pay directors cash compensation for their services as directors or members of committees of the Board of Directors. We do reimburse them for their reasonable expenses incurred in attending meetings of the Board of Directors. Each new non-employee director receives an option to purchase 20,000 shares of our common stock upon joining the Board of Directors. These options vest in two equal installments on the first and second annual stockholder meetings following the date of joining the Board of Directors. Each incumbent non-employee director is granted an option to purchase an additional 10,000 shares of our common stock at each annual meeting of stockholders thereafter. These options vest at the next annual meeting of stockholders. No options will be granted to any non-employee director who serves on our board of directors until all options for shares of common stock held by the director have fully vested.

Compensation Committee, Insider Participation and Interlocks

    None of the members of our Compensation Committee is an officer or employee of Saba. No interlocking relationship exists between our Board of Directors or Compensation Committee and the Board of Directors or compensation committee of any other company, nor has such an interlocking relationship existed in the past.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

    Ernst & Young LLP served as our independent auditors for the fiscal year ended May 31, 2001 and has been appointed by the Board of Directors to continue as our independent auditors for our fiscal year ending May 31, 2002. In the event that ratification of this selection of auditors is not approved by a majority of the shares of our common stock voting at the annual meeting in person or by proxy, management will reconsider its future selection of auditors.

    A representative of Ernst & Young LLP is expected to be present at the annual meeting. The representative will have an opportunity to make a statement and will be able to respond to appropriate questions.

    Audit Fees: Aggregate fees for professional services rendered by Ernst & Young LLP for the audit of our annual financial statements for fiscal year 2001 and for the review of our financial statements included in our Forms 10-Q for fiscal year 2001 were $245,000.

    All Other Fees: Aggregate fees for all other professional services rendered by Ernst & Young (other than audit fees) for fiscal year 2001 were $185,000, including audit related services of $30,000 and nonaudit services of $155,000. Audit related services generally include fees for statutory audits, business combinations, accounting consultations and registration statements filed with the Securities and Exchange Commission. Nonaudit services generally include tax compliance and tax consultations.

Required Vote

    The affirmative vote of a majority of all the votes represented in person or by proxy at the annual meeting is required to ratify the foregoing proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING MAY 31, 2002.

MANAGEMENT

Executive Officers and Directors

    The following table sets forth certain information with respect to our executive officers and directors as of September 25, 2001:

Name	Age	Position
Bobby Yazdani	38	Chief Executive Officer and Chairman of the Board
Terry Carlitz	50	Chief Financial Officer and Director
Nigel Pullan	45	Senior Vice President, International Operations
Peter Williams	40	Vice President, Corporate Development, General Counsel and Secretary
Douglas Allred(2)	50	Director
Robert Cohn(2)	52	Director
Joseph Costello(1)(2)	47	Director
Joe Kiani(1)	36	Director
Michael Moritz(1)	47	Director

(1)
Member of Audit Committee

(2)
Member of Compensation Committee. Mr. Allred was appointed to the Compensation Committee effective June 28, 2001

    Bobby Yazdani founded Saba and has been our Chief Executive Officer and Chairman of the Board since our inception in April 1997. Since our inception through September 2000, Mr. Yazdani also served as our President. From 1988 until founding Saba, Mr. Yazdani served in various positions at Oracle, most recently as Senior Director. Mr. Yazdani holds a B.A. from the University of California, Berkeley.

    Terry Carlitz has served as our Chief Financial Officer and a director since joining us in July 1999. From May 1998 until July 1999, Ms. Carlitz served as Senior Vice President Finance and Operations and Chief Financial Officer of SPL WorldGroup, a provider of information technology consulting and enterprise solutions. From February 1995 until May 1998, Ms. Carlitz served as Vice President Finance and Chief Financial Officer of Infinity Financial Technology, a developer of trading and financial risk management software, throughout its initial public offering and subsequent merger with SunGard Data Systems. From February 1993 until February 1995, Ms. Carlitz served as Director, Business Development and Strategic Investments of Apple. Ms. Carlitz holds a B.S. from San Jose State University and an M.B.A. from Stanford University.

    Nigel Pullan has served as our Senior Vice President, International Operations since joining us in May 2001. From November 1995 until April 2001, Mr. Pullan served as a Senior Vice President of J.D. Edwards Enterprise Software, a software company. Mr. Pullan holds an M.A. degree in Mathematics from Pembrooke College, Oxford University.

    Peter Williams has served as our Vice President, Corporate Development and General Counsel since joining us in October 1999 and has served as our Secretary since our inception in April 1997. Mr. Williams was a partner at Morrison & Foerster LLP, an international law firm, from January 1995 until March 2000. Mr. Williams holds B.A. degrees from the University of California, Los Angeles and a J.D. from Santa Clara University.

    Douglas Allred has been a director of Saba since January 2000. Mr. Allred has served as Senior Vice President, Customer Advocacy of Cisco Systems since July 1991. Mr. Allred holds a B.S. from Washington State University.

    Robert Cohn has been a director of Saba since December 1998. From September 1997 until May 1999, Mr. Cohn served as Executive Vice President of Lucent Technologies. From June 1982 until September 1997, Mr. Cohn served as founder, Chief Executive Officer and Chairman of the Board of Octel Communications, a provider of voice messaging systems. Mr. Cohn presently serves as a director of Ashford.com, a luxury retailer of name brand watches. Mr. Cohn holds a B.S. from the University of Florida and an M.B.A. from Stanford University.

    Joseph Costello has been a director of Saba since October 1999. Mr. Costello has served as founder, Chairman of the Board and Chief Executive Officer of think3, a provider of mechanical computer aided design software, since February 1998. From March 1987 until October 1997, Mr. Costello served as President and Chief Executive Officer of Cadence Design Systems, a provider of product development services and technology to electronics companies. Mr. Costello presently serves as a director of Zamba, a consulting and systems integration company focused on the customer care market, Calico Commerce, a provider of seller-focused electronic commerce software and services, and Clarify, a provider of front-office sales and service software. Mr. Costello holds a B.S. from Harvey Mudd College, an M.S. from Yale University and an M.S. from the University of California, Berkeley.

    Joe Kiani has been a director of Saba since July 1997. Mr. Kiani has served as founder, Chairman of the Board, President and Chief Executive Officer of Masimo, a provider of signal processing and sensor technology to the medical device industry, since May 1989. Mr. Kiani holds a B.S. and an M.S. from San Diego State University.

    Michael Moritz has been a director of Saba since August 1998. Mr. Moritz has been a general partner of Sequoia Capital, a venture capital firm, since 1986. Mr. Moritz serves as a director of Flextronics, a provider of electronics products manufacturing and logistical services, and Yahoo!, Inc., a global Internet communications, commerce and media company, in addition to several private companies. Mr. Moritz holds an M.A. from Christ Church, Oxford.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information known to us with respect to beneficial ownership of our common stock as of September 25, 2001 by

  – each person known by us to own beneficially more than 5% of the outstanding shares of common stock,

  – each of our directors,

  – each of the named executive officers appearing in the summary compensation table below (the "Named Executive Officers"), and

  – all current executive officers and directors as a group.

    Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of September 25, 2001 are deemed outstanding. Percentage of beneficial ownership as of September 25, 2001 is based upon 47,222,826 shares of common stock. To our knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person's name. Except as otherwise indicated, the address of each of the persons in this table is: c/o Saba Software, Inc., 2400 Bridge Parkway, Redwood Shores, California 94065-1166.

	Shares Beneficially Owned
Name
	Number	Percent
Bobby Yazdani	6,800,334	14.4%
London Pacific Life & Annuity Company(1) 3109 Poplarwood Court, Suite 108 Raleigh, NC 27604	2,456,151	5.2%
Terry Carlitz(2)	655,000	1.4%
Peter Williams(3)	653,500	1.4%
Michael Moritz 3000 Sand Hill Road, Suite 280 Menlo Park, CA 94025	448,864	*
Robert Cohn(4)	252,709	*
Douglas Allred(5)	245,789	*
Joseph Costello(6)	232,012	*
Joe Kiani(7)	220,000	*
Sebastian Grady(8)	140,000	*
Nigel Pullan	0	*
All executive officers and directors as a group (10 persons)(9)	9,648,208	20.3%

*
Less than 1%.

(1)
London Pacific Life & Annuity Company has advised us that the members of the board of directors are the natural persons with voting and investment control over our common stock.

(2)
Includes 327,500 shares of common stock subject to a right of repurchase in favor of Saba that lapses over time.

(3)
Includes 354,395 shares of common stock subject to a right of repurchase in favor of Saba that lapses over time.

(4)
Includes 71,500 shares of common stock subject to a right of repurchase in favor of Saba that lapses over time.

(5)
Includes 129,751 shares of common stock subject to a right of repurchase in favor of Saba that lapses over time.

(6)
Includes 120,483 shares of common stock subject to a right of repurchase in favor of Saba that lapses over time.

(7)
Includes options to purchase 100,000 shares of common stock that are exercisable within 60 days of September 25, 2001.

(8)
Includes options to purchase 140,000 shares of common stock that are exercisable within 60 days of September 25, 2001.

(9)
Includes (i) 1,003,629 shares of common stock subject to a right of repurchase in favor of Saba that lapses over time and (ii) options to purchase 240,000 shares of common stock exercisable within 60 days of September 25, 2001 held by all executive officers and directors of Saba.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Summary Compensation Table

    The following table sets forth certain information concerning compensation of our Chief Executive Officer and the four other most highly compensated executive officers whose aggregate cash compensation exceeded $100,000 during the fiscal year ended May 31, 2001 (collectively, our "Named Executive Officers").

Long-Term Compensation Awards
Annual Compensation
Securities Underlying Options (#)
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)(1)
Bobby Yazdani Chief Executive Officer and Chairman of the Board	2001 2000 1999	240,000 251,640 140,000	— 38,577 —	— — —
Terry Carlitz(2) Chief Financial Officer and Director	2001 2000 1999	150,000 128,077 —	— 16,154 —	— — —
Nigel Pullan(3) Senior Vice President International Sales	2001 2000 1999	9,800 — —	— — —	300,000 — —
Peter Williams(4) Vice President, Corporate Development, General Counsel and Secretary	2001 2000 1999	150,000 79,327 —	— 32,292 —	— — —
Sebastian Grady(5) President and Chief Operating Officer	2001 2000 1999	109,375 — —	— — —	140,000 — —

(1)
Includes bonus amounts in the year earned rather than the year paid.

(2)
Ms. Carlitz joined us as an executive officer in July 1999.

(3)
Mr. Pullan joined us as an executive officer in May 2001.

(4)
Mr. Williams joined us as an executive officer in October 1999.

(5)
Mr. Grady joined us as an executive officer in October 2000. Mr. Grady's last day of employment with us was September 24, 2001. The number of securities underlying options excludes 1,160,000 options granted during the fiscal year ended May 31, 2001 and terminated prior to the date of this proxy statement.

Option Grants in Last Fiscal Year

    The following table sets forth certain information for each of our Named Executive Officers concerning stock options granted to them during the fiscal year ended May 31, 2001.

Individual Grants
Potential Realizable Value at Assumed Annual Rate of Stock Price Appreciation for Option Term(5)
	Number of Securities Underlying Options Granted(#)(1)	% of Total Options Granted to Employees in Fiscal Year(2)
Exercise Price Per Share ($/Sh)(3)
Name				Expiration Date(4)
					5%($)	10%($)
Bobby Yazdani	—	—	—	—	—	—
Terry Carlitz	—	—	—	—	—	—
Nigel Pullan	300,000	4.1%	$7.125	03/29/07	$726,954	$1,649,212
Peter Williams	—	—	—	—	—	—
Sebastian Grady(6)	140,000	1.9%	$3.780	12/24/01	179,979	408,310

(1)
Options granted pursuant to our 1997 and 2000 Stock Incentive Plans. 25% of the options granted vest one year from the date of grant. Thereafter the remaining 75% of the options granted vest quarterly over the next three years.

(2)
In the fiscal year ended May 31, 2001, we granted options to employees to purchase an aggregate of 7,259,466 shares.

(3)
The exercise price per share of options granted represented the fair market value of the underlying shares of common stock on the date the options were granted.

(4)
Subject to earlier termination upon the occurrence of certain events related to termination of employment, generally the options granted under the 1997 Stock Incentive Plan have a term of ten years and those granted under the 2000 Stock Incentive Plan have a term of six years.

(5)
The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Securities and Exchange Commission and do not represent our estimate or projection of our future common stock prices.

(6)
The number of securities underlying options granted excludes a total of 1,160,000 shares underlying options granted during the fiscal year ended May 31, 2001 and terminated prior to the date of this proxy statement. Of the options to purchase 1,160,000 shares (1) options to purchase 800,000 shares which represented 11% of total options granted to employees in the fiscal year had an exercise price of $21.125 per share, prior to their termination had an expiration date of October 13, 2006, and had a potential realizable value of $5,747,616 at an assumed annual rate of stock price appreciation of 5% and $13,039,381 at an at assumed annual rate of stock price appreciation 10%; and (2) options to purchase 360,000 shares which represented 5% of total options granted to employees in the fiscal year had an exercise price of $3.78 per share, prior to their termination had an expiration date of April 10, 2007, and had a potential realizable value of $462,802 at an assumed annual rate of stock price appreciation of 5% and $1,049,940 at an assumed annual rate of stock price appreciation of 10%.

Aggregated Option Exercises in Last Fiscal Year
and Fiscal Year-End Option Values

    The following table sets forth certain information concerning exercises of stock options during the fiscal year ended May 31, 2001 by each of our Named Executive Officers and the number and value of unexercised options held by each of our Named Executive Officers on May 31, 2001.

			Number of Securities Underlying Unexercised Options at May 31, 2001(#)	Value of Unexercised In-the-Money Options at May 31, 2001($)(1)
Name	Shares Acquired on Exercise(#)	Value Realized($)	Exercisable/ Unexercisable	Exercisable/ Unexercisable
Bobby Yazdani	—	—	—	—
Terry Carlitz	—	—	—	—
Nigel Pullan	—	—	0 / 300,000	0 / 1,123,500
Peter Williams	—	—	—	—
Sebastian Grady(2)	—	—	0 / 140,000	0 / 992,600

(1)
Value of "in-the-money" stock options represents the positive spread between the exercise price of stock options and the fair market value for our common stock on May 31, 2001, which was $10.87
(2)
The number of unexercised options on May 31, 2001 excludes options to purchase 1,160,000 shares of our common stock which were terminated after that date and prior to the date of this proxy statement.

Report of the Compensation Committee of the Board of Directors

    Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Securities and Exchange Act of 1934, as amended, that might incorporate future filings, including this proxy statement, in whole or in part, the following report shall not be deemed to be incorporated by reference into any such filings.

    The Compensation Committee of the Board of Directors was formed in April 2000. Robert Cohn and Joseph Costello have served on the Compensation Committee since formation and Douglas Allred was appointed to serve on the Compensation Committee effective June 28, 2001. Decisions concerning the compensation of our executive officers are made by the Compensation Committee and reviewed by the full Board of Directors (excluding any interested director).

Executive Officer Compensation Programs

    The objectives of the executive officer compensation program are to attract, retain, motivate and reward key personnel who possess the necessary leadership and management skills, through competitive base salary, annual cash bonus incentives, long-term incentive compensation in the form of stock options, and various benefits, including medical and life insurance plans.

    The executive compensation policies of the Compensation Committee are intended to combine competitive levels of compensation and rewards for above average performance and to align relative compensation with the achievements of key business objectives, optimal satisfaction of customers and maximization of stockholder value. The Compensation Committee believes that stock ownership by management is beneficial in aligning management and stockholder interests, thereby enhancing stockholder value.

    Base Salaries.  Salaries for our executive officers are determined primarily on the basis of the executive officer's responsibility, general salary practices of peer companies and the officer's individual qualifications and experience. The base salaries are reviewed annually and may be adjusted by the Compensation Committee in accordance with certain criteria which include individual performance, the functions performed by the executive officer, the scope of the executive officer's on-going duties, general changes in the compensation peer group in which we compete for executive talent, and our financial performance generally. The weight given to each such factor by the Compensation Committee may vary from individual to individual.

    Incentive Bonuses.  The Compensation Committee believes that a cash incentive bonus plan can serve to motivate our executive officers and management to address annual performance goals, using more immediate measures for performance than those reflected in the appreciation in value of stock options. The bonus amounts are based upon recommendations by management and a subjective consideration of factors including such officer's level of responsibility, individual performance, contributions to our success and our financial performance generally.

    Stock Option Grants.  Stock options may be granted to executive officers and other employees under the 1997 Stock Incentive Plan and the 2000 Stock Incentive Plan (collectively, the "Plans"). Because of the direct relationship between the value of an option and the stock price, the Compensation Committee believes that options motivate executive officers to manage Saba in a manner that is consistent with stockholder interests. Stock option grants are intended to focus the attention of the recipient on our long-term performance, which we believe results in improved stockholder value, and to retain the services of the executive officers in a competitive job market by providing significant long-term earnings potential. To this end, stock options generally vest and become fully exercisable over a four-year period. The principal factors considered in granting stock options to executive officers of Saba are prior performance, level of responsibility, other compensation and the executive officer's ability to influence our long-term growth and profitability. However, the Plans do not provide any quantitative method for weighing these factors, and a decision to grant an award is primarily based upon a subjective evaluation of the past as well as future anticipated performance.

    Other Compensation Plans.  We have adopted certain general employee benefit plans in which executive officers are permitted to participate on parity with other employees. We also provide a 401(k) deferred compensation pension plan.

    Deductibility of Compensation.  Section 162(m) of the Internal Revenue Code ("IRC") disallows a deduction by Saba for compensation exceeding $1.0 million paid to certain executive officers, excluding, among other things, performance based compensation. Because the compensation paid to the executive officers has not approached the limitation, the Compensation Committee has not had to use any of the available exemptions from the deduction limit. The Compensation Committee remains aware of the IRC Section 162(m) limitations and the available exemptions and will address the issue of deductibility when and if circumstances warrant the use of such exemptions.

Chief Executive Officer Compensation

    The compensation of our Chief Executive Officer is reviewed annually on the same basis as discussed above for all executive officers. Mr. Yazdani's base salary for the calendar year ended December 31, 2000 was $240,000 and for the calendar year beginning January 1, 2001 has been $240,000. Mr. Yazdani's base salary was established in part by comparing the base salaries of chief executive officers at other companies of similar size in the high-technology industry. Mr. Yazdani's base salary was at the approximate median of the base salary range for chief executive officers of comparative companies.

                      MEMBERS OF OUR COMPENSATION COMMITTEE

                      Douglas Allred
                      Robert Cohn
                      Joseph Costello

Report of the Audit Committee of the Board of Directors

    Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Securities and Exchange Act of 1934, as amended, that might incorporate future filings, including this proxy statement, in whole or in part, the following report shall not be deemed to be incorporated by reference into any such filings.

    The Audit Committee oversees Saba's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the committee reviewed the audited financial statements in the Annual Report on Form 10-K with management including a discussion of the quality, not just acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

    The committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of Saba's accounting principles and such other matters as are required to be discussed under generally accepted auditing standards. In addition, the committee has discussed with the independent auditors the auditors' independence from management and Saba including the matters in the written disclosures required by the Independence Standards Board and considered the compatibility of nonaudit services with the auditors' independence.

    The committee discussed with Saba's independent auditors the overall scope and plans for their audit. The committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of Saba's internal controls, and the overall quality of Saba's financial reporting. The committee held three meetings during the fiscal year 2001.

    The committee has received the written disclosures and the letter from the independent auditors required by the Independence Standards Board No. 1 and has discussed with the independent auditors the independent auditors' independence.

    In reliance on the reviews and discussions referred to above, the committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended May 31, 2001 for filing with the Securities and Exchange Commission. The committee and the board have also recommended, subject to stockholder approval, the selection of Saba's independent auditors.

                      MEMBERS OF OUR AUDIT COMMITTEE

                      Joseph Costello
                      Joe Kiani
                      Michael Moritz

Stock Performance Graph

    The following line graph compares the yearly percentage change in (i) the cumulative total stockholder return on our common stock since April 7, 2000 with (ii) cumulative total stockholder return on (a) the Nasdaq Stock Market—U.S. Index and (b) the JP Morgan H&Q Technology Index. The comparison assumes an investment of $100 on April 7, 2000 and reinvestment of dividends, if any. The stock price performance shown on the graph below is not necessarily indicative of future price performance.

CUMULATIVE TOTAL STOCKHOLDER RETURN

Index	4/7/00	May 2000	Aug 2000	Nov 2000	Feb 2001	May 2001
SABA SOFTWARE, INC.	100	97.92	190.83	90.83	58.33	79.27
NASDAQ STOCK MARKET (U.S.)	100	76.26	94.82	58.34	47.95	47.33
JP MORGAN H&Q TECHNOLOGY	100	78.46	98.93	57.40	46.82	45.28

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Common Stock Issuances

    In September 1999, we sold 695,000 shares of common stock to Ms. Carlitz, our Chief Financial Officer and one of our directors, for an aggregate consideration of $208,500 pursuant to a restricted stock purchase agreement. In connection with such sale, Ms. Carlitz gave us a secured, full-recourse promissory note in the principal amount of $147,375 secured by the pledge of 491,250 shares of common stock pursuant to a stock pledge agreement. The note bears interest at 5.5% per annum and at May 31, 2001, Ms. Carlitz owed $98,250 in principal and $3,603 in accrued interest pursuant to this note.

    In September 1999, we sold 630,000 shares of common stock to Mr. Williams, our Vice President, Corporate Development, General Counsel and Secretary, for an aggregate consideration of $189,000 pursuant to a restricted stock purchase agreement. In connection with such sale, Mr. Williams gave us a secured, full-recourse promissory note in the principal amount of $141,750 secured by the pledge of 472,500 shares of common stock pursuant to a stock pledge agreement. The note bears interest at 5.5% per annum and at May 31, 2001, Mr. Williams owed $94,500 in principal and $3,465 in accrued interest pursuant to this note.

    We believe that the shares sold in transactions described above were sold at fair market value and the terms of the other arrangements described above were no less favorable than we could have obtained from unaffiliated third parties.

STOCKHOLDER PROPOSALS

    Requirements for Stockholder Proposals to be Brought Before an Annual Meeting.  For stockholder proposals to be considered properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice therefore in writing to our Secretary. To be timely, a stockholder's notice must be delivered to or mailed and received by our Secretary at our principal executive offices between July 6, 2002 and August 5, 2002. A stockholder's notice to our Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class and number of shares of Saba which are beneficially owned by the stockholder and (iv) any material interest of the stockholder in such business.

    Requirements for Stockholder Proposals to be Considered for Inclusion in our Proxy Materials. Stockholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and intended to be presented at our 2002 annual meeting of stockholders must be received by us not later than May 22, 2002 in order to be considered for inclusion in our proxy materials for that annual meeting.

OTHER MATTERS

    Section 16(a) Beneficial Ownership Reporting Compliance.  Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of our common stock (collectively, "Reporting Persons") to file reports of ownership and changes in ownership of our common stock with the Securities and Exchange Commission and the Nasdaq National Stock Market. Reporting Persons are required by Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) reports they file.

    Based solely on its review of the copies of such reports received or written representations from certain Reporting Persons that no other reports were required, we believe that during fiscal 2001, all Reporting Persons complied with all applicable filing requirements, except for entities affiliated with Sequoia Capital which filed a late Form 5 for one transaction.

    Other Matters.  The Board of Directors knows of no other business, which will be presented to the annual meeting. If any other business is properly brought before the annual meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgments of the persons voting the proxies.

    It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope.

                      By Order of the Board of Directors,

                      Peter E. Williams III
                       Secretary

Redwood Shores, California
October 8, 2001

Appendix A

CHARTER OF THE AUDIT COMMITTEE

As Amended on January 28, 2000

PURPOSE:

    The Audit Committee will make such examinations as are necessary to monitor Saba Software, Inc. and its subsidiaries' (the "Company") systems of internal control, corporate financial reporting and its internal and external audits, to provide to the Board of Directors the results of its examinations and recommendations derived therefrom, to outline to the Board of Directors improvements made, or to be made, in internal accounting controls, to nominate independent auditors, and to provide to the Board of Directors such additional information and materials as it may deem necessary to make the Board of Directors aware of significant financial matters that require the Board of Directors' attention.

    In addition, the Audit Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board of Directors from time to time prescribe.

MEMBERSHIP:

    The Audit Committee members will be appointed by, and will serve at the discretion of, the Board of Directors and will consist of at least three (3) members of the Board of Directors, each of whom:

  1.
  Will be able to read and understand fundamental financial statements, in accordance with the NASDAQ National Market Audit Committee requirements; and

  2.
  At least one of whom will have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background, including a current or past position as a chief executive or financial officer or other senior officer with financial oversight responsibilities; and

  3.
  Will (i) be an independent director; or (ii) if the Board of Directors determines it to be in the best interests of the Company and its stockholders to have one (1) non-independent director, and the Board of Directors discloses the reasons for the determination in the Company's next annual proxy statement, then the Company may appoint one (1) non-independent director to the Audit Committee if the director is not a current employee or officer, or an immediate family member of a current employee or officer.

RESPONSIBILITIES:

    The responsibilities of the Audit Committee shall include:

  1.
  Reviewing on a continuing basis the adequacy of the Company's system of internal controls;

  2.
  Reviewing the independent auditors' proposed audit scope, approach, and independence;

  3.
  Conducting a post-audit review of the financial statements and audit findings, including any significant suggestions for improvements provided to management by the independent auditors;

  4.
  Reviewing the performance of the independent auditors, who shall be accountable to the Board and the Audit Committee;

  5.
  Recommending the appointment of independent auditors to the Board of Directors;

  6.
  Reviewing fee arrangements with the independent auditors;

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  7.
  Reviewing before release the audited financial statements and Management's Discussion and Analysis in the Company's annual report on Form 10-K;

  8.
  Reviewing before release the unaudited quarterly operating results in the Company's quarterly earnings release;

  9.
  Overseeing compliance with the requirements of the Securities and Exchange Commission for disclosure of independent auditor's services and audit committee members and activities;

  10.
  Reviewing management's monitoring of compliance with the Company's Standards of Business Conduct and with the Foreign Corrupt Practices Act;

  11.
  Reviewing, in conjunction with counsel, any legal matters that could have a significant impact on the Company's financial statements;

  12.
  Providing oversight and review of the Company's asset management policies, including an annual review of the Company's investment policies and performance for cash and short-term investments;

  13.
  If necessary, instituting special investigations and, if appropriate, hiring special counsel or experts to assist;

  14.
  Reviewing related party transactions for potential conflicts of interest;

  15.
  Providing a report in the Company's proxy statement in accordance with the requirements of Item 306 of Regulations S-K and S-B and Item 7(e)(3) of Schedule 14A; and

  16.
  Performing other oversight functions as requested by the full Board of Directors.

    In addition to the above responsibilities, the Audit Committee will undertake such other duties as the Board of Directors delegates to it, and will report, at least annually, to the Board regarding the Committee's examinations and recommendations.

MEETINGS:

    The Audit Committee will meet at least two times each year. The Audit Committee may establish its own schedule, which it will provide to the Board of Directors in advance.

    The Audit Committee will meet separately with the Chief Executive Officer and separately with the Chief Financial Officer of the Company at least annually to review the financial affairs of the Company. The Audit Committee will meet with the independent auditors of the Company, at such times as it deems appropriate, to review the independent auditor's examination and management report.

MINUTES:

    The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors.

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THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

SABA SOFTWARE, INC.

ANNUAL MEETING OF STOCKHOLDERS

November 8, 2001

  The undersigned hereby appoints Bobby Yazdani and Terry Carlitz and each of them, as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote as designated below all of the shares of common stock of Saba Software, Inc. that the undersigned is entitled to vote at the annual meeting of stockholders to be held at 2400 Bridge Parkway, Redwood Shores, California 94065-1166, on Thursday, November 8, 2001, at 9:00 a.m., Pacific Time, or any adjournment or postponement thereof.

  THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSAL NUMBER 2.

PLEASE MARK YOUR CHOICE LIKE	PLAN TO ATTEND THE MEETING
THIS IN BLUE OR BLACK INK	/ /
1.	Election of two Class I Directors. Nominees: Robert Cohn and Joe Kiani
	/ /	FOR ALL NOMINEES	/ /	WITHHOLD AUTHORITY FOR ALL NOMINEES
If you wish to withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list below:
01 Robert Cohn 02 Joe Kiani

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

2.	Proposal to ratify the appointment by the Board of Directors of Ernst & Young LLP as our independent auditors for the fiscal year ending May 31, 2002.
	/ /	FOR	/ /	AGAINST	/ /	ABSTAIN
Authority is hereby given to the proxies identified on the front of this card to vote in their discretion upon such other business as may properly come before the meeting.
(Please sign exactly as your name appears on this proxy card. If shares are held jointly, each holder should sign. When signing as attorney, executor, administrator, corporation, trustee or guardian, please give full title as such. If a corporation please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.)
Date:	, 2001

Printed Name of Stockholder
Signature
Signature

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

QuickLinks

PROPOSAL NO. 1 ELECTION OF DIRECTORS
PROPOSAL NO. 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
MANAGEMENT
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION AND RELATED INFORMATION Summary Compensation Table
Option Grants in Last Fiscal Year
Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values
Report of the Compensation Committee of the Board of Directors
Report of the Audit Committee of the Board of Directors
CUMULATIVE TOTAL STOCKHOLDER RETURN
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
STOCKHOLDER PROPOSALS
OTHER MATTERS
CHARTER OF THE AUDIT COMMITTEE As Amended on January 28, 2000